UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2018

_____________________________

NORTHERN POWER SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

_____________________________

British Columbia, Canada	000-55184	98-1181717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

29 Pitman Road

Barre, Vermont 05641

(Address of principal executive offices)

(802) 461-2955

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 7, 2018, Northern Power Systems Corp (the “Company”) through its wholly owned subsidiary, Northern Power Systems, Inc. (“NPS”), executed and closed an Asset Purchase Agreement with Natural Generation Limited (“NGL”) pursuant to which NGL acquired the assets relating to NPS’s wind turbine service business in the United Kingdom.  At closing, (i) NPS received net proceeds of approximately $283,000 after various offsets and (ii) NGL hired the four (4) remaining employees of Northern Power Systems Ltd, the Company’s subsidiary in the United Kingdom. Despite the sale of its NPS’s wind turbine service business in the United Kingdom, the Company will continue to market and sell its turbines in the United Kingdom.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this report.

Exhibit Number	Description

2.1	Asset Purchase Agreement, dated December 7, 2018 between Northern Power Systems, Inc. and Natural Generation Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN POWER SYSTEMS CORP.

Date: December 12, 2018	By: /s/William St. Lawrence
Name: William St. Lawrence
Title: Interim Co-Chief Executive Officer